Exhibit 23.1

Michael F. Albanese, CPA
18 Lisa Court
Parsippany, NJ  07054
Phone (973) 887-8124; Fax 9103
Cell (201) 406-5733 E-mail: Mike@costreductionsolutions.com
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CONSENT OF REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board of Directors of iGambit Inc.:

I consent to the incorporation by reference in this Registration Statement on Form 10 filed with the Securities and Exchange Commission by iGambit, Inc., of my audit report dated May 6, 2010 - updated November 14, 2010.

/s/ Michael F. Albanese
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 Michael  F. Albanese, CPA

January 6, 2011
Parsippany, New Jersey
Certified Public Accountant